UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 19, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On March 19, 2015, Cliffs Natural Resources Inc. (the “Company”) issued a press release (the “Press Release”) relating to the Company’s proposed offering of $500 million aggregate principal amount of Senior Secured Notes due 2020 (the “Notes”), pursuant to a confidential offering memorandum in a private placement under Rule 144A and Regulation S of the Securities Act of 1933 (the “Securities Act”). A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Neither the Press Release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes and related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a news release on March 19, 2015 captioned "Cliffs Natural Resources Inc. Announces Proposed Offering of $500,000,000 Senior Secured Notes due 2020"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	March 19, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Cliffs Natural Resources Inc. published a news release on March 19, 2015 captioned "Cliffs Natural Resources Inc. Announces Proposed Offering of $500,000,000 Senior Secured Notes due 2020"